UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2008

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-150885	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of November 21, 2008, Steven Leckerman was promoted to Executive Vice President and Chief Operating Officer from Executive Vice President and Chief Operating Officer - Global Services. For additional information concerning Mr. Leckerman, see Part III in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

Effective as of December 5, 2008 (the “Effective Date”), NCO Group, Inc., referred to as the Company, and Steven L. Winokur mutually agreed to terminate his employment as Executive Vice President, Development and Chief Administrative Officer, in order to pursue other interests.

The Company intends to enter into a separation agreement and general release with Mr. Winokur pursuant to which the Company will honor the general terms, including severance payments, of Mr. Winokur’s employment agreement applicable to a termination without cause.

Per the terms of the proposed separation agreement and general release, Mr. Winokur will release the Company from any claims that he had, subject to certain exceptions. Mr. Winokur will remain subject to a two year restrictive covenant contained in his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: November 26, 2008	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

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